UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

Cycle Country Accessories Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-31715	42-1523809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 38th Ave W, Spencer, Iowa 51301
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (712) 262-4191

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Director

On September 28, 2011, the Board of Directors of Cycle Country Accessories Corp. elected John P. (Jack) Bohn as a director.  Mr. Bohn, 46, is a private investor in Minneapolis, Minnesota.  From 1992 to 2010, Mr. Bohn served in a variety of roles with Cargill, most recently as Managing Director for CarVal Investors, where he was responsible for the firm’s Latin American and special opportunities businesses.  Mr. Bohn was previously Country Manager for Cargill Financial Services Corporation (CFSC) in Russia overseeing CFSC’s investments in corporate bonds, government obligations, equities and trade finance.  Prior to his assignment in Russia, Mr. Bohn developed the Value Investment business in Mexico and the real estate securities and single asset real estate business in the United States.  Mr. Bohn joined Cargill in 1992 as a high-yield trader.  Prior to joining Cargill, Mr. Bohn was a member of the Mergers and Acquisitions department at PaineWebber.  Mr. Bohn received his MBA from the Amos Tuck School and his BA from Dartmouth College.

Mr. Bohn has been appointed to the Board’s Audit Committee.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, October 3, 2011.

CYCLE COUNTRY ACCESSORIES CORP.

By:	/s/ Robert Davis
Robert Davis
Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Secretary
(principal executive, financial and accounting officer)